                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS: That the undersigned has made, constituted and appointed, and by this instrument does make, constitute and appoint CHRISTOPHER GEORGAKIS, JEFFREY SCHULTZ and AVISHEH AVINI, acting individually, as his or her true and lawful attorney, for him or her, and in his or her name, place and stead, to affix, as attorney-in-fact, the signature of the undersigned to any reports or filings to the Securities and Exchange
Commission on or in connection with Forms 3, 4, 5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by
OCEANAUT, INC., a Marshall Islands company, and to any and all amendments to such reports, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

        This Power of Attorney shall expire on the date the undersigned is no longer required to file Forms 3, 4, 5 or 144 reports with the Securities and
Exchange Commission with respect to holdings of and transactions in securities issued by OCEANAUT, INC., unless revoked in writing prior thereto.

        IN WITNESS WHEREOF, this Power of Attorney has been signed in New York,
 New York, as of the 1st day of March, 2007.

     /s/ Christopher Georgakis
                                        ----------------------------------------
                                        Excel Maritime Carriers Ltd.
                                        By: Christopher Georgakis
                                        Title: President and Chief Executive Officer